Exhibit 32

CERTIFICATION

In connection with this report of Hipcricket, Inc. (the “Company”) on Form 10-Q for the quarter ended November 30, 2013 (the “Report”), we, Ivan E. Braiker, Chief Executive Officer (Principal Executive Officer) and Thomas J. Virgin, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: January 9, 2014

/s/ Ivan E. Braiker
Ivan E. Braiker
Chief Executive Officer (Principal Executive Officer)

/s/ Thomas J. Virgin
Thomas J. Virgin
Chief Financial Officer (Principal Financial and Accounting Officer)